Exhibit 99.1

LUMINEX CORPORATION REPORTS FOURTH QUARTER
AND FULL YEAR 2014 RESULTS

AUSTIN, Texas (February 2, 2015) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the fourth quarter and year ended December 31, 2014. Financial and operating highlights include the following:

•	Consolidated fourth quarter revenue of $58.1 million, a 5 percent increase compared to the fourth quarter of 2013; full-year 2014 revenue was $227.0 million, a 6 percent increase over 2013.

•	Consolidated gross profit margin was 74 percent for the fourth quarter, and 70 percent for the full year 2014.

•	Fourth quarter assay revenue of $24.1 million, a 34 percent increase over the fourth quarter of 2013; full-year 2014 assay revenue of $87.7 million, an 18 percent increase over 2013.

•
GAAP net income for the fourth quarter and full-year of 2014 was $22.8 million and $39.0 million, or $0.53 and $0.92 per diluted share, respectively. Non-GAAP net income for the fourth quarter and full-year 2014 was $8.0 million and $37.8 million, or $0.19 and $0.90 per diluted share, respectively (see Non-GAAP reconciliation).

“During my first 100 days at Luminex, I have conducted a thorough strategic and operational review which has further confirmed my enthusiasm and confidence in the future success of the company. We have a portfolio of differentiated products, a large installed base of equipment, loyal customers and a solid financial position,” said Homi Shamir, President and Chief Executive Officer of Luminex. “At the same time, we have certain challenges ahead of us, including ongoing pressure on consumable revenue resulting from inventory management needs of our largest partner and we anticipate pressure on our Cystic Fibrosis business due to a competitive technology.”

“We expect 2015 to be a transitional year for Luminex as we prepare to launch two transformational products - ARIES and NxTAG. During the fourth quarter, we completed the final stages of development for both and expect to begin clinical trials this quarter and to bring both to market in 2015. We are on our way to transforming the company into a key player in the molecular diagnostics space, and with a strong pipeline of products and a strong balance sheet, we are well positioned for accelerating growth in years to come.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	December 31,		Variance
	2014	2013	($)	(%)
	(unaudited)

System sales	$6,872	$10,014	$(3,142)	(31)%
Consumable sales	10,779	12,056	(1,277)	(11)%
Royalty revenue	10,194	9,267	927	10%
Assay revenue	24,051	17,963	6,088	34%
All other revenue	6,210	5,856	354	6%
	$58,106	$55,156	$2,950	5%

	Twelve Months Ended
	December 31,		Variance
	2014	2013	($)	(%)
	(unaudited)

System sales	$29,200	$31,786	$(2,586)	(8)%
Consumable sales	48,300	48,540	(240)	—%
Royalty revenue	39,409	36,950	2,459	7%
Assay revenue	87,653	74,101	13,552	18%
All other revenue	22,421	22,046	375	2%
	$226,983	$213,423	$13,560	6%

Additional Financial Highlights:

•	Fourth quarter shipments of 205 multiplexing analyzers, which included 76 MAGPIX systems, 94 LX systems, and 35 FLEXMAP 3D systems. Cumulative life-to-date multiplexing analyzer shipments are 11,687.

•	During the quarter, there were 20 bulk purchases of consumables totaling $8.1 million, or 75 percent of total consumables.

•	Royalty revenues reflect total royalty-bearing end user sales for the fourth quarter and full year 2014 of $111 million and $456 million, respectively.

•	Infectious disease assay sales comprised approximately 67 percent of total assay sales for the quarter, with genetic testing assays representing 33 percent.

•
During the full year 2014, the company released a portion of the valuation allowance on deferred tax assets in Canada, benefitted from the closure of our Australian facility, and established a tax asset associated with tax paid on intercompany profits.  The tax benefit of these items totaled $19.0 million, giving us a pro forma effective tax rate of 29%.

•
Operating income for the fourth quarter and full year of 2014 was $10.2 million and $28.1 million, respectively. Non-GAAP operating income for the fourth quarter and full year 2014 was $14.9 million and $49.1 million, respectively (see Non-GAAP reconciliation).

•	Cash and investments balance at year-end totaled $107.7 million.

•	Days sales outstanding (DSO) was 46 days at year-end, while days payable outstanding (DPO) was 71 days at year-end.

•
Moving forward, the Company will no longer present two segments, but will return to presenting one consolidated reporting unit. This change in financial reporting aligns with management’s view of the business and its operational structure.

FINANCIAL OUTLOOK AND GUIDANCE

The Company intends to provide annual revenue guidance, to be updated, as appropriate, at each quarterly reporting period. Guidance for fiscal 2015 is as follows:

•	The Company expects fiscal 2015 revenue to be between $230 million and $236 million.

•	For 2015, the Company expects consumable revenue to continue to be under pressure due to inventory management challenges by its largest partner.

•	In addition, the 2015 guidance reflects conservative estimates for the Cystic Fibrosis portion of Assay revenue, given the potential impact of a competitive technology.

•	The company anticipates first quarter 2015 revenue to be between $55 million and $58 million.

CONFERENCE CALL

Management will host a conference call to discuss the operating highlights and financial results for the fourth quarter ended December 31, 2014, at 3:30 p.m. CST/4:30 p.m. EST, Monday, February 2, 2015. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; customer inventories of our consumable products; the development progress of our pipeline products, including ARIES and NxTAG products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2015 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’s products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, our ability to sell products directly to end users, our ability to launch products on time that satisfy market needs with products that we sell, setting of medicare reimbursement codes that adequately reflect the value of our products, Luminex’s ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’s foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2015 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$91,694	$67,924
Short-term investments	—	4,517
Accounts receivable, net	29,095	30,948
Inventories, net	36,616	30,487
Deferred income taxes	12,203	7,265
Prepaids and other	7,412	5,229
Total current assets	177,020	146,370
Property and equipment, net	39,945	32,793
Intangible assets, net	56,382	60,295
Deferred income taxes	15,400	11,913
Long-term investments	15,975	—
Goodwill	49,619	50,738
Other	3,185	3,937
Total assets	$357,526	$306,046
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,841	$10,698
Accrued liabilities	14,118	11,624
Deferred revenue	4,407	4,980
Current portion of long term debt	—	1,194
Total current liabilities	30,366	28,496
Long-term debt	—	463
Deferred revenue	2,297	2,482
Other	4,869	4,985
Total liabilities	37,532	36,426
Stockholders' equity:
Common stock	42	41
Additional paid-in capital	309,424	296,931
Accumulated other comprehensive (loss) income	(744)	419
Retained earnings (accumulated deficit)	11,272	(27,771)
Total stockholders' equity	319,994	269,620
Total liabilities and stockholders' equity	$357,526	$306,046

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Revenue	$58,106	$55,156	$226,983	$213,423
Cost of revenue	15,365	18,325	67,131	69,797
Gross profit	42,741	36,831	159,852	143,626
Operating expenses:
Research and development	10,416	10,189	43,135	45,041
Selling, general and administrative	20,947	19,872	82,785	87,301
Amortization of acquired intangible assets	964	1,022	3,913	4,099
Restructuring costs	229	276	1,882	2,418
Total operating expenses	32,556	31,359	131,715	138,859
Income from operations	10,185	5,472	28,137	4,767
Interest expense from long-term debt	—	(9)	(6)	(76)
Other expense, net	(11)	3	(46)	6,733
Income before income taxes	10,174	5,466	28,085	11,424
Income tax benefit (expense)	12,628	(350)	10,958	(4,328)
Net income	$22,802	$5,116	$39,043	$7,096

Net income per share, basic	$0.55	$0.12	$0.94	$0.17
Shares used in computing net income per share, basic	41,744	41,055	41,558	40,799

Net income per share, diluted	$0.53	$0.12	$0.92	$0.17
Shares used in computing net income per share, diluted	42,651	42,229	42,219	41,986

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$22,802	$5,116	$39,043	$7,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,270	4,175	14,205	15,922
Stock-based compensation	2,496	2,488	9,548	9,221
Deferred income tax (benefit) expense	(7,501)	(2,864)	(8,549)	551
Excess income tax (benefit) expense from employee stock-based awards	1,028	(2,843)	(287)	(2,569)
Loss (gain) on disposal of assets	(50)	132	181	(5,173)
Non-cash restructuring charges	448	442	2,836	4,137
Other	13	(94)	(347)	(1,209)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,778)	(730)	1,964	2,346
Inventories, net	(3,581)	(1,091)	(7,046)	(3,005)
Other assets	(2,096)	588	(2,888)	(1,470)
Accounts payable	1,719	1,680	841	962
Accrued liabilities	157	2,403	564	(324)
Deferred revenue	(867)	8	(814)	417
Net cash provided by operating activities	16,060	9,410	49,251	26,902
Cash flows from investing activities:
Purchases of available-for-sale securities	(8,003)	(1,516)	(18,999)	(10,005)
Sales and maturities of available-for-sale securities	—	2,496	7,509	22,128
Purchase of property and equipment	(5,283)	(2,952)	(17,078)	(18,088)
Proceeds from sale of assets	54	34	98	9,598
Acquired technology rights	—	—	(64)	(930)
Net cash (used in) provided by investing activities	(13,232)	(1,938)	(28,534)	2,703
Cash flows from financing activities:
Payments on debt	—	—	(1,621)	(1,105)
Proceeds from employee stock plans and issuance of common stock	939	786	4,746	8,677
Payments for stock repurchases	—	(213)	—	(14,556)
Excess income tax benefit (expense) from employee stock-based awards	(1,028)	2,843	287	2,569
Net cash (used in) provided by financing activities	(89)	3,416	3,412	(4,415)
Effect of foreign currency exchange rate on cash	(168)	(133)	(359)	(55)
Change in cash and cash equivalents	2,571	10,755	23,770	25,135
Cash and cash equivalents, beginning of period	89,123	57,169	67,924	42,789
Cash and cash equivalents, end of period	$91,694	$67,924	$91,694	$67,924

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)

Income from operations	$10,185	$5,472	$28,137	$4,767

Stock-based compensation	2,496	2,488	9,548	9,221
Amortization of acquired intangible assets	964	1,022	3,913	4,099
Costs associated with legal proceedings	578	373	3,206	731
Resolution of molecular diagnostic distribution agreements	—	—	—	7,000
Severance costs	243	29	1,230	1,060
Restructuring costs	448	626	3,100	4,969

Adjusted income from operations	$14,914	$10,010	$49,134	$31,847

Interest expense from long-term debt	—	(9)	(6)	(76)
Other income, net	(11)	3	(46)	6,733
Gain on sale of cost method equity investment	—	—	—	(5,452)
Contingent consideration adjustments	—	—	—	(1,370)
Income tax benefit (expense)	12,628	(350)	10,958	(4,328)
Income tax effect of above adjusting items	(1,507)	(826)	(3,156)	(1,202)
Income tax benefit from discrete tax items	(18,046)	—	(19,040)	—

Adjusted net income	$7,978	$8,828	$37,844	$26,152

Adjusted net income per share, basic	$0.19	$0.22	$0.91	$0.64

Shares used in computing adjusted net income per share, basic	41,744	41,055	41,558	40,799

Adjusted net income per share, diluted	$0.19	$0.21	$0.9	$0.62

Shares used in computing adjusted net income per share, diluted	42,651	42,229	42,219	41,986

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period, including costs associated with the ENZO Life Sciences, Inc. and Irori Technologies, Inc. complaints discussed in the Legal Proceedings section of our previously filed 10-K and 10-Qs filed year-to-date and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.